Exhibit 11

Joint Filing Agreement

The undersigned hereby agree that the attached Amendment No. 2 to Schedule 13D (or any amendment thereto) relating to the Common Stock of LENZ Therapeutics, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Amendment No. 2 to Schedule 13D.

March 25, 2024

Versant Venture Capital VI, L.P.
By:	Versant Ventures VI GP, L.P.
Its:	General Partner
By:	Versant Ventures VI GP-GP, LLC
Its:	General Partner

By:	/s/ Max Eisenberg, Chief Operating Officer

Versant Ventures VI GP, L.P.
By:	Versant Ventures VI GP-GP, LLC
Its:	General Partner

By:	/s/ Max Eisenberg, Chief Operating Officer

Versant Ventures VI GP-GP, LLC

By:	/s/ Max Eisenberg, Chief Operating Officer

Versant Vantage II, L.P.
By:	Versant Vantage II GP, L.P.
Its:	General Partner
By:	Versant Vantage II GP-GP, LLC
Its:	General Partner

By:	/s/ Max Eisenberg, Chief Operating Officer

Versant Vantage II GP, L.P.
By:	Versant Vantage II GP-GP, LLC
Its:	General Partner

By:	/s/ Max Eisenberg, Chief Operating Officer

Versant Vantage II GP-GP, LLC

By:	/s/ Max Eisenberg, Chief Operating Officer

Versant Venture Capital VII, L.P.
By:	Versant Ventures VII GP, L.P.
Its:	General Partner
By:	Versant Ventures VII GP-GP, LLC
Its:	General Partner

By:	/s/ Max Eisenberg, Chief Operating Officer

Versant Ventures VII GP, L.P.
By:	Versant Ventures VII GP-GP, LLC
Its:	General Partner

By:	/s/ Max Eisenberg, Chief Operating Officer

Versant Ventures VII GP-GP, LLC

By:	/s/ Max Eisenberg, Chief Operating Officer